As filed with the Securities and Exchange Commission on May 13, 2013.

Registration No. 333-181080

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	45-3779385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Omnibus Stock and Performance Incentive Plan of Phillips 66

(Full title of the plan)

Paula A. Johnson

Executive Vice President, Legal,

General Counsel and Corporate Secretary

3010 Briarpark Drive

Houston, Texas 77042

(Name and address of agent for service)

(281) 293-6600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-181080 (the “2012 Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Phillips 66 (the “Company”) that were registered for issuance pursuant to the Omnibus Stock and Incentive Performance Plan of Phillips 66 (the “2012 Plan”). The 2012 Registration Statement registered 42,000,000 Shares issuable pursuant to the 2012 Plan to employees of the Company. The 2012 Registration Statement is hereby amended to deregister the 25,814,091 Shares that were previously registered and that remain unissued under the 2012 Plan.

Filing Fee Offset

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 2012 Registration Statement, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register Shares issuable under the 2013 Omnibus Stock and Incentive Performance Plan of Phillips 66, which replaces the 2012 Plan. In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the 2012 Registration Statement is also being filed to carry over to the New Registration Statement the $101,913.26 portion of the registration fee previously paid by the Company in connection with the 25,814,091 Shares unissued pursuant to the 2012 Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 13, 2013.

Phillips 66

By:	/s/ Greg G. Maxwell
Greg G. Maxwell
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 13, 2013.

Signature	Title

*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
Greg C. Garland

/s/ Greg G. Maxwell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Greg G. Maxwell

*	Vice President and Controller (Principal Accounting Officer)
C. Doug Johnson

*	Director
J. Brian Ferguson

*	Director
William R. Loomis, Jr.

*	Director
John E. Lowe

*	Director
Harold W. McGraw III

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Signature	Title

*	Director
Glenn F. Tilton

*	Director
Victoria J. Tschinkel

Director
Marna C. Whittington

* By: /s/ Greg G. Maxwell
Greg G. Maxwell, Attorney-in-Fact

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